Exhibit 2.6
Deed of Amendment (Amendment No. 3)
16 December 2009
THE EMEA SELLERS
ALAN BLOOM, STEPHEN HARRIS, ALAN HUDSON, DAVID HUGHES AND
CHRISTOPHER HILL AS JOINT ADMINISTRATORS
YARON HAR-ZVI AND AVI D. PELOSSOF AS JOINT ISRAELI ADMINISTRATORS
CIENA CORPORATION

DEED OF AMENDMENT
(AMENDMENT NO. 3)
relating to the Asset Sale Agreement relating to the sale
and purchase of the EMEA Assets

Herbert Smith LLP

Deed of Amendment (Amendment No. 3)
THIS DEED is made on this 16 day of      December 2009.
BETWEEN:
(1)	THE EMEA SELLERS (the details of which are set out in Schedule 2 of the Agreement (as defined below)) which, in the case of the EMEA Debtors (the details of which are set out in Schedule 3 of the Agreement (as defined below)), are acting by their joint administrators Alan Robert Bloom, Stephen John Harris, Alan Michael Hudson and Christopher John Wilkinson Hill of Ernst & Young LLP of 1 More London Place, London SE1 2AF (other than Nortel Networks (Ireland) Limited (in administration), for which David Hughes of Ernst & Young Chartered Accountants of Harcourt Centre, Harcourt Street, Dublin 2, Ireland and Alan Robert Bloom serve as joint administrators), who act as agents of the EMEA Debtors only and without any personal liability whatsoever (the “Joint Administrators”) and, in the case of the Israeli Company (the details of which are set out in Schedule 2 of the Agreement (as defined below)) which is acting by its joint administrators Yaron Har-Zvi and Avi D. Pelossof, who act as agents of the Israeli Company only and without any personal liability whatsoever (the “Joint Israeli Administrators”);

(2)	THE JOINT ADMINISTRATORS;

(3)	THE JOINT ISRAELI ADMINISTRATORS; and

(4)	CIENA CORPORATION a Delaware corporation (the “Purchaser”).
RECITAL:
A.	On 7 October 2009 the EMEA Sellers, the Joint Administrators, the Joint Israeli Administrators and the Purchaser entered into an Asset Sale Agreement (the “EMEA Agreement”) whereby the EMEA Sellers agreed to sell and transfer to the Purchaser the EMEA Assets (as defined in the EMEA Agreement) for the consideration and upon the terms and subject to the conditions set out in the EMEA Agreement. On the same date the Sellers and the Purchaser entered into the North American Agreement whereby the Sellers agreed to sell and transfer to the Purchaser the Assets (as defined in the North American Agreement) for the consideration and upon the terms and subject to the conditions set out in the North American Agreement.

B.	On 16 October 2009, each of the US Bankruptcy Court and the Canadian Court entered orders approving the North American Agreement and the Bidding Procedures and Bid Protections, subject to certain amendments, as set out in those orders (the “Court Orders”). On 20 October 2009 the EMEA Sellers, the Joint Administrators, the Joint Israeli Administrators and the Purchaser entered into a Deed of Amendment (the “Deed of Amendment”) amending the terms of the EMEA Agreement pursuant to the Court Orders.

C.	On 24 November 2009 following the selection of the Purchaser as the successful Bidder at the Auction the EMEA Sellers, the Joint Administrators, the Joint Israeli Administrators and the Purchaser entered into an Amendment Agreement amending the EMEA Agreement as amended by the Deed of Amendment (such amended agreement the “Agreement”).

D.	On 2 December 2009 the US Bankruptcy Court and the Canadian Court approved, amongst other things, the sale transaction contemplated by Agreement in respect of the sale of certain assets relating to Nortel’s Metro Ethernet Networks business.
IT IS AGREED as follows:

Deed of Amendment (Amendment No. 3)
1.	INTERPRETATION

1.1	Unless the context otherwise requires or unless otherwise defined in this Deed words and phrases defined in the Agreement (as amended by this Deed) shall have the same meanings where used in this Deed.

1.2	References in the Agreement to “this Agreement” shall, with effect from and including the date of this Deed and unless the context dictates otherwise, be a reference to the Agreement as amended by this Deed and words such as “herein”, “hereof”, “hereby” and “hereto” where they appear in the Agreement shall be construed accordingly.

2.	AMENDMENTS TO THE AGREEMENT

2.1	The definition of North American Agreement in the Agreement shall be deleted and replaced with the following:
2.1.1	“North American Agreement” means the asset sale agreement between Nortel Networks Corporation, Nortel Networks Limited, Nortel Networks Inc and certain of their Affiliates and the Purchaser dated 7 October 2009 as amended and restated on or about 24 November 2009 and as further amended on 3 December 2009.”
3.	EXCLUSION OF LIABILITY AND ACKNOWLEDGEMENT

3.1	Subject to Clause 3.6, notwithstanding that this Deed shall have been signed by the Joint Administrators and the Joint Israeli Administrators both in their capacities as administrators of the EMEA Debtors for and on behalf of the EMEA Debtors and of the Israeli Company for and on behalf of the Israeli Company respectively and in their personal capacities, it is hereby expressly agreed and declared that no personal Liability under or in connection with this Deed shall fall on the Joint Administrators, the Joint Israeli Administrators or their respective firm, partners, employees, agents, advisers or representatives whether such personal Liability would arise under paragraph 99(4) of schedule B1 to the Insolvency Act, or otherwise howsoever. For the avoidance of doubt, this Clause 3.1 shall not operate to prevent any claim of the Purchaser against the EMEA Debtors under this Deed or the Agreement being an expense of the administration as described in Paragraph 99(4) of Schedule B1 and Rule 2.67 of the Insolvency Act or against the Israeli Company under this Agreement being “expenses of the stay of proceedings”.

3.2	Subject to Clause 3.6, it is hereby expressly agreed and declared that no personal Liability, or any Liability whatsoever, under or in connection with this Deed shall fall on any of the Non-Debtor Seller Directors howsoever such Liability should arise.

3.3	For the avoidance of doubt, (but without prejudice to the other terms of this Deed) the parties hereby agree that the terms of Clauses 3.1 and 3.2 do not, in and of themselves, provide that the Purchaser is under any obligation to indemnify, nor become liable or responsible for, any actions, proceedings, claims, demands, costs, expenses, damages, compensation, fines, penalties or other Liabilities against the Joint Administrators, the Joint Israeli Administrators or the Non-Debtor Seller Directors by any Person.

3.4	The Joint Administrators and the Joint Israeli Administrators are party to this Deed in their personal capacities only for the purpose of receiving the benefit of this Clause 3 and the exclusions, limitations, undertakings, covenants and indemnities in their favour contained in this Deed. The Purchaser acknowledges and agrees that in the negotiation and the completion of this Deed the Joint Administrators and the Joint Israeli Administrators are acting only as agents for and on behalf of the EMEA Debtors and the Israeli Company, respectively, and without any personal Liability whatsoever.

Deed of Amendment (Amendment No. 3)
3.5	Subject to Clause 3.6, the Purchaser further acknowledges that it has entered into this Deed without reliance on any warranties or representations made by the EMEA Sellers or by any of their employees, agents or representatives, or by the Joint Administrators, the Joint Israeli Administrators or any of their respective firms, partners, employees, agents, advisors or representatives and (save in respect of fraud, fraudulent misrepresentation or fraudulent misstatement) it shall not have any remedy in respect of any misrepresentation or untrue statement by such persons made by or on behalf of any other party to this Deed.

3.6	Nothing in this Clause 3 or any other provision of this Deed shall prevent any party from bringing any action against any other party, whether in a personal or any other capacity, for fraud, fraudulent misrepresentation or fraudulent misstatement.

4.	MISCELLANEOUS

4.1	Each party shall bear its own costs and expenses in relation to this Deed and the matters referred to in this Deed.

4.2	None of the rights or obligations and undertakings set out in this Deed may be assigned or transferred without the prior written consent of all the parties except for direct assignment by the Purchaser to a EMEA Designated Purchaser in accordance with Clauses 4.4 and 4.5 of the Agreement (provided that the Purchaser remains liable jointly and severally with its assignee EMEA Designated Purchaser for the assigned obligations). Subject to the foregoing, this Deed shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

4.3	In the event that any provision of this Deed shall be void or unenforceable by reason of any provision of applicable Law, it shall be deleted and the remaining provisions hereof shall continue in full force and effect and if necessary, be so amended as shall be necessary to give effect to the spirit of this Deed so far as possible (unless such invalidity or unenforceability materially impairs the ability of the parties hereto to consummate the transactions contemplated by this Deed).

4.4	The provision for services of notices set out in Clause 17 (Notices and Receipts ) of the Agreement shall also apply for the purposes of this Deed.

4.5	This Deed may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original but all the counterparts together constitute one instrument.

4.6	Without prejudice to Clause 3 (Exclusion of Liability and Acknowledgement) of this Deed to the extent that the benefit of any provision in this Deed is expressed to be conferred upon:
4.6.1	the Joint Administrators or the Joint Israeli Administrators, where necessary to give effect to any such provision the EMEA Debtors or the Israeli Company (as the case may be) shall hold such benefit as trustees for each Joint Administrators, or the Joint Israeli Administrators; and

4.6.2	the firm, partners, employees, agents, advisers and/or representatives of the Joint Administrators or the Joint Israeli Administrators, where necessary to give effect to any such provision the Joint Administrators and/or the Joint Israeli Administrators (as the case may be) (or failing that the EMEA Debtors or the Israeli Company) shall hold such benefit as trustees for each such person.
4.7	The provisions of this Deed relating to the Joint Administrators or the Joint Israeli Administrators in their personal capacities shall survive for the benefit of the Joint

Deed of Amendment (Amendment No. 3)
Administrators, the Joint Israeli Administrators, their firm, partners, employees, agents, advisers and representatives notwithstanding the discharge of the Joint Administrators as joint administrators of the EMEA Debtors, or the Joint Israeli Administrators as administrator of the Israeli Company, and shall be in addition to and not in substitution for any other right or indemnity or relief otherwise available to each of them.

4.8	No failure to exercise nor any delay in exercising, on the part of any party, any right or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by Law.

4.9	No party shall be deemed to have waived any provision of this Deed unless such waiver is in writing, and then such waiver shall be limited to the circumstances set forth in such written waiver. This Deed shall not be amended, altered or qualified except by an instrument in writing signed by all the parties hereto.

4.10	This Deed is for the sole benefit of the parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Deed and no term of this Deed is enforceable under the Contract (Right of Third Parties) Act 1999 by a person who is not a party to this Deed.

5.	GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

5.1	This Deed is governed by and shall be construed in accordance with English Law.

5.2	The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed and the parties agree to the exclusive jurisdiction of the English courts, except as mutually agreed by the parties.

5.3	The parties waive any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any such dispute.

5.4	The Purchaser irrevocably appoints Ciena Limited of 43 Worship Street, London EC2A 2DX as its agent in England for service of process, and each of the EMEA Sellers irrevocably appoints Law Debenture Corporate Services Limited of Fifth Floor, 100 Wood Street, London, EC2V 7EX as its agent in England for service of process.
IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written.

Deed of Amendment (Amendment No. 3)

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill
Nortel Networks UK Limited (in		)	Christopher Hill
administration) by Christopher Hill		)
as Joint Administrator (acting as agent and		)
without personal liability) in the presence of:

Witness signature

/s/ Olivia Schofield		)
Name:	Olivia Schofield	)
Address:	Herbert Smith LLP, Exchange House Primrose Street, London EC2A 2HS	)

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill
Nortel GmbH (in administration) by		)	Christopher Hill
Christopher Hill		)
)
as Joint Administrator (acting as agent and
without personal liability) in the presence of:

Witness signature

/s/ Olivia Schofield		)
Name:	Olivia Schofield	)
Address:	Herbert Smith LLP, Exchange House Primrose Street, London EC2A 2HS	)

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill
Nortel Networks SpA (in administration) by		)	Christopher Hill
Christopher Hill		)
)
as Joint Administrator (acting as agent and
without personal liability) in the presence of:

Witness signature

/s/ Olivia Schofield		)
Name:	Olivia Schofield	)
Address:	Herbert Smith LLP, Exchange House Primrose Street, London EC2A 2HS	)

Deed of Amendment (Amendment No. 3)

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill
Nortel Networks Hispania S.A. (in		)	Christopher Hill
administration) by Christopher Hill		)
as Joint Administrator (acting as agent and		)
without personal liability) in the presence of:

Witness signature

/s/ Olivia Schofield		)
Name:	Olivia Schofield	)
Address:	Herbert Smith LLP, Exchange House Primrose Street, London EC2A 2HS	)

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill
Nortel Networks B.V. (in administration) by		)	Christopher Hill
Christopher Hill		)
)
as Joint Administrator (acting as agent and
without personal liability) in the presence of:

Witness signature

/s/ Olivia Schofield		)
Name:	Olivia Schofield	)
Address:	Herbert Smith LLP, Exchange House Primrose Street, London EC2A 2HS	)

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill
Nortel Networks AB (in administration) by		)	Christopher Hill
Christopher Hill		)
)
as Joint Administrator (acting as agent and
without personal liability) in the presence of:

Witness signature

/s/ Olivia Schofield		)
Name:	Olivia Schofield	)
Address:	Herbert Smith LLP, Exchange House Primrose Street, London EC2A 2HS	)

Deed of Amendment (Amendment No. 3)

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill
Nortel Networks N.V. (in administration) by		)	Christopher Hill
Christopher Hill		)
)
as Joint Administrator (acting as agent and
without personal liability) in the presence of:

Witness signature

/s/ Olivia Schofield		)
Name:	Olivia Schofield	)
Address:	Herbert Smith LLP, Exchange House Primrose Street, London EC2A 2HS	)

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill
Nortel Networks (Austria) GmbH (in		)	Christopher Hill
administration) by Christopher Hill		)
as Joint Administrator (acting as agent and		)
without personal liability) in the presence of:

Witness signature

/s/ Olivia Schofield		)
Name:	Olivia Schofield	)
Address:	Herbert Smith LLP, Exchange House Primrose Street, London EC2A 2HS	)

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill
Nortel Networks Polska Sp. z.o.o. (in		)	Christopher Hill
administration) by Christopher Hill		)
as Joint Administrator (acting as agent and		)
without personal liability) in the presence of:

Witness signature

/s/ Olivia Schofield		)
Name:	Olivia Schofield	)
Address:	Herbert Smith LLP, Exchange House Primrose Street, London EC2A 2HS	)

Deed of Amendment (Amendment No. 3)

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill
Nortel Networks Portugal S.A. (in		)	Christopher Hill
administration) by Christopher Hill		)
)
as Joint Administrator (acting as agent and
without personal liability) in the presence of:

Witness signature

/s/ Olivia Schofield		)
Name:	Olivia Schofield	)
Address:	Herbert Smith LLP, Exchange House Primrose Street, London EC2A 2HS	)

EXECUTED AS A DEED for and on behalf of		)	/s/ Christopher Hill
Nortel Networks s.r.o. (in administration) by		)	Christopher Hill
Christopher Hill		)
)
as Joint Administrator (acting as agent and
without personal liability) in the presence of:

Witness signature

/s/ Olivia Schofield		)
Name:	Olivia Schofield	)
Address:	Herbert Smith LLP, Exchange House Primrose Street, London EC2A 2HS	)

Deed of Amendment (Amendment No. 3)

EXECUTED AS A DEED for and on behalf of		)	/s/ Kerry Trigg
Nortel Networks France S.A.S. (in		)	Kerry Trigg
administration) by Kerry Trigg acting as		)
authorised representative for		)
Christopher Hill		)
as Joint Administrator (acting as agent and
without personal liability) in the presence of:

Witness signature

/s/ Sharon Perlmutter		)
Name:	Sharon Perlmutter
Address:	Ernst & Young LLP 1 More London Place London SE1 2AF)

Deed of Amendment (Amendment No. 3)

EXECUTED AS A DEED outside of the		)	/s/ Andrew Dann
Republic of Ireland for and on behalf of Nortel		)	Andrew Dann
Networks (Ireland) Limited (in		)
administration) by Andrew Dann (acting as an		)	Location: Jersey
authorised representative and without personal
liability) in exercise of his power of attorney for
and on behalf of David Hughes as Joint
Administrator (acting as agent and without
personal liability) in the presence of:

Witness signature

/s/ Alexandra Martin		)
Name:	Alexandra Martin	)
Address:	3 La Carrie La Route 80 St. Jean St. John Jersey JE3 HEP	)

Deed of Amendment (Amendment No. 3)

EXECUTED AS A DEED by John Freebairn		)
and John Bell duly authorised for and on behalf		)
of Nortel Networks (Northern Ireland))
Limited

/s/ John Freebairn			/s/ John Bell
John Freebairn			John Bell

in the presence of:

Witness signature			Witness signature

/s/ Tina McAuley		)	/s/ Tina McAuley		)
Name:	Tina McAuley	)	Name:	Tina McAuley	)
Address:	10 Knockagh Heights Carrick Ferqus BT38 8QZ	)	Address:	10 Knockagh Heights Carrick Ferqus BT38 8QZ	)

Deed of Amendment (Amendment No. 3)

EXECUTED AS A DEED by Sergei Fishkin		)	/s/ Sergei Fishkin
duly authorised for and on behalf of o.o.o. Nortel		)	Sergei Fishkin
Networks in the presence of:		)

Witness signature

/s/ Maria Boqachkina		)
Name:	Maria Boqachkina	)
Address:	19-2-267 Courievsky Lane Moscow 115597 Russia	)

Deed of Amendment (Amendment No. 3)

EXECUTED AS A DEED by Sharon Rolston		)	/s/ Sharon Rolston
duly authorised for and on behalf of Nortel		)	Sharon Rolston
Networks AG in the presence of:		)

Witness signature

/s/ B. Scherwath		)
Name:	B. Scherwath	)
Address:	C/o Nortel Networks Maiden Head SL6 3QH, UK	)

Deed of Amendment (Amendment No. 3)

EXECUTED AS A DEED for and on behalf of		)
Nortel Networks Israel (Sales and		)	/s/ Yaron Har-Zvi
Marketing) Limited (in administration) by		)	Yaron Har-Zvi
Yaron Har-Zvi and Avi D. Pelossof as Joint
Israeli Administrators (acting jointly and		)	/s/ Avi D. Pelossof
without personal liability) in connection with		)	Avi D. Pelossof
the Israeli Assets and Liabilities:		)
)
)

Witness signature

/s/ Itay Lavi		)
Name:	Itay Lavi	)
Address:	The Rubinstein House 20 Lincoln St. Tel-Aviv, Israel	)

Deed of Amendment (Amendment No. 3)

EXECUTED AS A DEED by Christopher Hill		)	/s/ Christopher Hill
		)	Christopher Hill
in his own capacity and on behalf of the Joint		)
Administrators without personal liability and
solely for the benefit of the provisions of this
Agreement expressed to be conferred on or
given to the Joint Administrators:

Witness signature

/s/ Olivia Schofield		)
Name:	Olivia Schofield	)
Address:	Herbert Smith LLP, Exchange House Primrose Street, London EC2A 2HS	)

Deed of Amendment (Amendment No. 3)

EXECUTED AS A DEED by Yaron Har-Zvi		)	/s/ Yaron Har-Zvi
		)	Yaron Har-Zvi
in his own capacity and on behalf of the Joint		)
Israeli Administrators without personal liability
and solely for the benefit of the provisions of
this Agreement expressed to be conferred on or
given to the Joint Israeli Administrators:

Witness signature

/s/ Itay Lavi		)
Name:	Itay Lavi	)
Address:	The Rubinstein House 20 Lincoln St. Tel-Aviv, Israel	)

EXECUTED AS A DEED by Avi D. Pelossof		)	/s/ Avi D. Pelossof
		)	Avi D. Pelossof
in his own capacity and on behalf of the Joint		)
Israeli Administrators without personal liability
and solely for the benefit of the provisions of
this Agreement expressed to be conferred on or
given to the Joint Israeli Administrators:

Witness signature

/s/ Itay Lavi		)
Name:	Itay Lavi	)
Address:	The Rubinstein House 20 Lincoln St. Tel-Aviv, Israel	)

Deed of Amendment (Amendment No. 3)

EXECUTED AS A DEED by		)	/s/ Gary B. Smith
		)	Gary B. Smith
Duly authorised for and on behalf of CIENA		)
CORPORATION in the presence of:

Witness signature

/s/ David M. Rothenstein		)
Name:	David M. Rothenstein	)
Address:	Ciena Corporation 1201 Winterson Road Linthicum, MD 21090)